Edwards Lifesciences Corporation One Edwards Way · Irvine, CA USA · 92614 Phone: 949.250.2500 · www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact:  Amy Hytowitz, 949-250-4009
Investor Contact:  Mark Wilterding, 949-250-6826

EDWARDS LIFESCIENCES REPORTS SECOND QUARTER RESULTS
IRVINE, CA, July 24, 2024 — Edwards Lifesciences (NYSE: EW) today reported financial results for the quarter ended June 30, 2024.
Highlights and Outlook
•Q2 sales grew 7%; constant currency1 sales grew 8%
•Q2 TAVR sales grew 5%; constant currency1 sales grew 6%
•Q2 TMTT sales grew 75%; increasing contribution to Edwards' growth
•Q2 EPS of $0.61; adjusted1 EPS of $0.70
•Significant TAVR and TMTT clinical evidence to be presented at TCT in October 2024
•Positive EVOQUE introduction with excellent patient outcomes; NCD process on track
•Critical Care sale expected to close late Q3 2024
•Expect full-year 2024 Edwards sales growth of 8 to 10%; lowering TAVR guidance to 5 to 7% from 8 to 10%; increasing TMTT guidance to the higher end of $320 to $340 million

“Second quarter total company sales growth of 8 percent reflected strong contributions from our rapidly growing TMTT product group, offset by lower-than-expected growth in TAVR," said Bernard Zovighian, CEO. “Edwards is well-positioned to deliver sustainable TAVR growth in 2025 and beyond, driven by advancements in our leading SAPIEN platform, indication expansions to much larger populations of patients, and improving patient access to this important therapy. Our vision for TMTT is becoming a reality, and our strategic commitment has developed into a growth portfolio of differentiated technologies. We are confident in Edwards' strategy in structural heart supported by the broadening TAVR opportunity, accelerating contributions of our TMTT therapies, and our expanding portfolio of structural heart innovations that addresses the unmet needs of millions of patients around the world."

Transcatheter Aortic Valve Replacement (TAVR)
In the second quarter, the company reported TAVR sales of $1.0 billion, which grew 5%, or 6% on a constant currency basis. Edwards’ competitive position did not meaningfully change globally, although the company experienced some regional pressures, and pricing was maintained.
Edwards remains pleased with the performance of its SAPIEN 3 Ultra RESILIA platform, which is the leading platform in the U.S. and Japan. In the second quarter, Edwards began the introduction of the SAPIEN 3 Ultra RESILIA valve in Europe. The RESILIA tissue's anti-calcification technology is designed to address one of the primary causes of reintervention following heart valve replacement and provides the potential to extend the durability of the valve.
Edwards is actively pursuing significant opportunities to grow TAVR globally over the long term and remains committed to advancing science for aortic stenosis patients through the PROGRESS and EARLY TAVR trials, which could fundamentally change how AS patients are treated. The company expects to release the results of the EARLY TAVR trial at TCT this year. Edwards believes if the data are compelling it could have a meaningful impact on the timing for patient treatment, while also streamlining referral and patient care for all severe AS patients.
Transcatheter Mitral and Tricuspid Therapies (TMTT)
In the second quarter, the company reported strong growth of both repair and replacement therapies for mitral and tricuspid patients.
Edwards’ deep structural heart expertise has enabled the company to significantly advance its portfolio of differentiated technologies, including the PASCAL repair system, EVOQUE tricuspid replacement system and the SAPIEN M3 mitral replacement system.
Second quarter sales were $83 million, led by the PASCAL system and the early commercial introduction of the EVOQUE system in the U.S. and Europe. PASCAL adoption is growing, reflecting its premium differentiation and the value it brings to physicians and patients. Edwards is excited to bring this therapy to an increasing number of physicians and patients globally. Early initial adoption of the EVOQUE therapy in both the U.S. and Europe reflects strong demand for this novel solution for patients suffering from tricuspid regurgitation. Initial real-world commercial experience has demonstrated excellent clinical results consistent with those from the TRISCEND II pivotal trial.
Edwards remains engaged with the Centers for Medicare & Medicaid Services (CMS) on coverage for EVOQUE and is pleased with the recent initiation of the National Coverage Decision (NCD) process for transcatheter tricuspid valve replacement. The company believes CMS can move quickly to finalize national coverage. This is an important step toward securing consistent and timely patient access to this breakthrough innovation.
Surgical Structural Heart and Critical Care
Surgical Structural Heart sales for the second quarter were $264 million, which grew 3%, or 5% on a constant currency basis. Growth was driven by strong global adoption of Edwards’ premium surgical technologies, INSPIRIS, MITRIS and KONECT. The company continues to see positive procedure growth globally for the many patients best treated surgically, including those undergoing complex procedures. The company continues to expand the overall body of RESILIA tissue technology evidence and completed enrollment in the U.S. and Canada for its MOMENTIS clinical study in the second quarter, one year ahead of previous expectations.
Critical Care sales, presented as discontinued operations, were $246 million for the quarter, which grew 5%, or 7% on a constant currency basis. Growth was led by pressure monitoring devices used in the ICU, with strong contribution from smart recovery technologies including the Acumen IQ sensor. Demand was also strong for Swan-Ganz catheters. The company’s previously announced sale of Critical Care for $4.2 billion remains on track and is expected to close in late Q3 2024.
Additional Financial Results
For the quarter, the adjusted gross profit margin was 77.1%, compared to 77.7% in the same period last year. Last year's second quarter gross margin benefited from a more favorable impact from foreign exchange rates.
Adjusted selling, general and administrative expenses in the second quarter were $509 million, or 31.2% of sales, compared to $469 million in the prior year. This increase was driven by the expansion of field-based personnel in TMTT and TAVR to support the company’s growth strategy.
Adjusted research and development expenses in the second quarter were $303 million, or 18.6% of sales, compared to $270 million in the prior year. The increase was driven by continued investments in transcatheter valve innovations, including clinical trial activity.
Adjusted Earnings Per Share of $0.70 benefited $0.04 from a lower-than-expected adjusted tax rate of 8.4%.
Cash, cash equivalents and short-term investments totaled $2.0 billion as of June 30, 2024. Total debt was approximately $600 million. Adjusted free cash flow in the second quarter was $333 million.
Outlook
Based on current trends, the company anticipates second half TAVR sales growth similar to the first half year-over-year growth rate, or 5 to 7% full-year growth versus previous guidance of 8 to 10%. For TMTT, based on first half momentum, the company is increasing full-year sales guidance to the higher end of the previous $320 to $340 million range. The company remains confident in full-year Surgical sales growth of 6 to 8%.
The company expects Q3 sales of $1.56 to $1.64 billion, assuming Critical Care is included for the entire third quarter. The company expects EPS in Q3 of $0.67 to $0.71, assuming the inclusion of Critical Care and no impact from previously announced acquisitions. The company will provide pro forma information for Q4 2024 when third quarter results are reported, reflecting the sale of Critical Care and the acquisitions announced this month.

About Edwards Lifesciences
Edwards Lifesciences is the global leader of patient-focused innovations for structural heart disease and critical care monitoring. We are driven by a passion for patients, dedicated to improving and enhancing lives through partnerships with clinicians and stakeholders across the global healthcare landscape. For more information, visit www.edwards.com and follow us on Facebook, Instagram, LinkedIn, X and YouTube.
Conference Call and Webcast Information
The company will be hosting a conference call today at 2:00 p.m. PT to discuss its second quarter results. To participate in the conference call, dial (877) 704-2848 or (201) 389-0893. The call will also be available live and archived on the “Investor Relations” section of the Edwards website at ir.edwards.com or www.edwards.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “forecast,” “potential,” “predict,” "early clinician feedback," “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident” or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Zovighian, second quarter and full year 2024 financial guidance, statements regarding our expected growth, commitment to and focus on structural heart disease and advancing technologies and systems to address unmet patient needs, engagement with the Centers for Medicare & Medicaid Services and expectation of a National Coverage Decision, international adoption of TAVR, transformation of patient treatment, investments, expansion of evidence, approvals, clinical trial outcomes, progress and timing of the Critical Care sale, strategy, and the information in the Outlook section. No inferences or assumptions should be made from statements of past performance, efforts, or results which may not be indicative of future performance or results. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain, difficult to predict, and may be outside of the company’s control. The company's forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If the company does update or correct one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include risk and uncertainties associated with the sale of our Critical Care product group; our ability to close in time, or at all, on acquisitions and to leverage and integrate their technologies and businesses; and other risks detailed in the company's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2023, and its other filings with the SEC. These filings, along with important safety information about our products, may be found at edwards.com.

Edwards, Edwards Lifesciences, the stylized E logo, Acumen, Acumen IQ, EARLY TAVR, EVOQUE, INSPIRIS, KONECT, MITRIS, MOMENTIS, PASCAL, PROGRESS, RESILIA, Swan, Swan-Ganz, SAPIEN, SAPIEN M3, SAPIEN 3, SAPIEN 3 Ultra, TRISCEND, and TRISCEND II, are trademarks of Edwards Lifesciences Corporation or its affiliates. All other trademarks are the property of their respective owners.

[1]"Constant currency” growth rates exclude foreign exchange fluctuations. Sales growth guidance refers to constant currency. "Adjusted" amounts are non-GAAP items. Adjusted earnings per share is a non-GAAP item computed on a diluted basis and in this press release also excludes an intellectual property agreement and certain litigation expenses, amortization of intangible assets, fair value adjustments to contingent consideration liabilities arising from acquisitions, and one-time separation costs related to the planned sale of Critical Care and include the results of the discontinued operations. See “Non-GAAP Financial Information” and reconciliation tables below.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$1,385.9	$1,295.5	$2,732.8	$2,533.2
Cost of sales	285.3	256.9	581.6	495.9
Gross profit	1,100.6	1,038.6	2,151.2	2,037.3
Selling, general, and administrative expenses	450.8	410.4	883.6	792.4
Research and development expenses	272.6	243.7	530.4	478.5
Intellectual property agreement and certain litigation expenses	8.1	147.9	17.0	191.4
Change in fair value of contingent consideration liabilities	—	(26.9)	—	(26.2)
Operating income, net	369.1	263.5	720.2	601.2
Interest income, net	(15.5)	(9.1)	(32.0)	(17.7)
Other income, net	(2.0)	(2.5)	(7.7)	(3.7)
Income from continuing operations before provision for income taxes	386.6	275.1	759.9	622.6
Provision for income taxes	20.2	20.9	66.8	66.2
Net income from continuing operations	366.4	254.2	$693.1	$556.4
(Loss) income from discontinued operations, net of tax	(1.4)	51.3	22.9	89.6
Net income	365.0	305.5	716.0	646.0
Net loss attributable to noncontrolling interest	(1.3)	(1.6)	(2.2)	(1.6)
Net income attributable to Edwards Lifesciences Corporation	$366.3	$307.1	$718.2	$647.6

Earnings per share:
Basic:
Continuing operations	$0.61	$0.42	$1.15	$0.92
Discontinued operations	$—	$0.09	$0.04	$0.15
Basic earnings per share	$0.61	$0.51	$1.19	$1.07
Diluted:
Continuing operations	$0.61	$0.42	$1.15	$0.91
Discontinued operations	$—	$0.08	$0.04	$0.15
Diluted earnings per share	$0.61	$0.50	$1.19	$1.06

Weighted-average common shares outstanding:
Basic	602.1	606.9	601.8	607.2
Diluted	604.3	610.3	604.2	610.6

Operating statistics from continuing operations
As a percentage of net sales:
Gross profit	79.4%	80.2%	78.7%	80.4%
Selling, general, and administrative expenses	32.5%	31.7%	32.3%	31.3%
Research and development expenses	19.7%	18.8%	19.4%	18.9%
Operating income	26.6%	20.3%	26.4%	23.7%
Income before provision for income taxes	27.9%	21.2%	27.8%	24.6%
Net income from continuing operations	26.4%	19.6%	25.4%	22.0%

Effective tax rate	5.2%	7.6%	8.8%	10.6%

Note: Numbers may not calculate due to rounding.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Balance Sheets
(in millions)

	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$1,644.5	$1,136.1
Short-term investments	345.3	500.5
Accounts receivables, net	778.3	771.5
Other receivables	56.1	56.6
Inventories	1,024.7	918.3
Prepaid expenses	110.2	128.8
Other current assets	252.1	224.9
Current assets of discontinued operations	304.8	299.0
Total current assets	4,516.0	4,035.7
Long-term investments	353.3	583.9
Property, plant, and equipment, net	1,640.1	1,592.8
Operating lease right-of-use assets	92.8	84.4
Goodwill	1,151.0	1,152.5
Other intangible assets, net	417.1	399.4
Deferred income taxes	832.6	749.4
Other assets	789.8	463.1
Non-current assets of discontinued operations	306.6	302.0
Total assets	$10,099.3	$9,363.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$1,088.3	$1,044.8
Operating lease liabilities	21.5	22.9
Current liabilities of discontinued operations	107.2	127.7
Total current liabilities	1,217.0	1,195.4
Long-term debt	597.3	597.0
Taxes payable	1.1	80.6
Operating lease liabilities	74.2	65.2
Uncertain tax positions	343.2	335.0
Litigation agreement accrual	74.8	94.2
Other liabilities	257.1	251.3
Non-current liabilities of discontinued operations	30.0	25.1
Total liabilities	2,594.7	2,643.8
Stockholders’ equity
Common stock	653.5	650.5
Additional paid-in capital	2,476.3	2,274.4
Retained earnings	9,710.6	8,992.4
Accumulated other comprehensive loss	(220.2)	(242.8)
Treasury stock, at cost	(5,182.8)	(5,024.5)
Total Edwards Lifesciences Corporation stockholders’ equity	7,437.4	6,650.0
Noncontrolling interest	67.2	69.4
Total equity	7,504.6	6,719.4
Total liabilities and equity	$10,099.3	$9,363.2

EDWARDS LIFESCIENCES CORPORATION
Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company’s industry to enhance comparability of the Company’s financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the terms "adjusted" and “constant currency" when referring to non-GAAP sales and sales growth information, respectively, which excludes currency exchange rate fluctuations. The Company uses the term “adjusted” to also exclude certain litigation expenses, intellectual property agreements, amortization of intangible assets, fair value adjustments to contingent consideration liabilities arising from acquisitions, and one-time separation costs related to the planned sale of Critical Care, and to include the results of its discontinued operations.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results, and evaluating current performance. These non-GAAP financial measures are used in addition to, and in conjunction with, results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations by investors that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the Company's business and facilitate comparability to historical periods.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.

Fluctuations in currency exchange rates impact the comparative results and sales growth rates of the Company's underlying business. Management believes that excluding the impact of currency exchange rate fluctuations from its sales growth provides investors a more useful comparison to historical financial results. The impact of the fluctuations has been detailed in the "Reconciliation of Sales by Product Group and Region."

Guidance for sales and sales growth rates is provided on a "constant currency basis," and projections for diluted earnings per share, net income and growth, gross profit margin, taxes, and free cash flow are also provided on a non-GAAP basis, as adjusted, for the items identified above due to the inherent difficulty in forecasting such items without unreasonable efforts. The Company is not able to provide a reconciliation of the non-GAAP guidance to comparable GAAP measures due to the unknown effect, timing, and potential significance of special charges or gains, and management's inability to forecast charges associated with future transactions and initiatives.

Management considers free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by business operations, after deducting payments for capital expenditures, which can then be used for strategic opportunities or other business purposes including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock.

The items described below are adjustments to the GAAP financial results in the reconciliations that follow:

Certain Litigation Expenses - The Company incurred certain litigation expenses of $8.9 million and $6.5 million in the first quarter of 2024 and 2023, respectively, and $8.1 million and $8.9 million in the second quarter of 2024 and 2023, respectively

Amortization of Intangible Assets - The Company recorded amortization expense related to developed technology and patents in the amount of $1.4 million and $1.5 million in the first quarter of 2024 and 2023, respectively, and $2.0 million and $1.3 million in the second quarter of 2024 and 2023, respectively.

Separation Costs - The Company incurred separation costs of $41.3 million and $79.7 million in the first and second quarter of 2024, respectively, related primarily to consulting, legal, tax, and other professional advisory services associated with its planned sale of Critical Care.

Change in Fair Value of Contingent Consideration Liabilities - The Company recorded expense of $0.7 million and a gain of $26.9 million in the first and second quarter of 2023, respectively, related to changes in the fair value of its contingent consideration liabilities arising from acquisitions.

Intellectual Property Agreement - The Company recorded a $37.0 million charge and a $139.0 million charge in the first and second quarter of 2023, respectively, related to an Intellectual Property Agreement with Medtronic, Inc. for a 15-year covenant not to sue.

Provision for Income Taxes - The income tax impacts of the expenses and gains discussed above are based upon the items' forecasted effect upon the Company's full year effective tax rate. Adjustments to forecasted items unrelated to the expenses and gains above, as well as impacts related to interim reporting, will have an effect on the income tax impact of these items in subsequent periods.

Adjusted Free Cash Flow - The Company defines free cash flow as cash flows from operating activities less capital expenditures. During 2024, the Company excluded from its calculation payments for separation costs associated with the planned sale of Critical Care and a material tax deposit made to mitigate interest on potential tax liabilities that the Company is contesting through the judicial process. During 2023, the Company excluded from its calculation a payment related to the Intellectual Property Agreement with Medtronic, Inc.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
(in millions, except per share and percentage data)

	Three Months Ended June 30, 2024
	Net Sales	Gross Profit Margin	Selling, General and Administrative	Selling, General and Administrative as % of Sales	Research and Development	Research and Development as % of Sales	Operating Income	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$1,385.9	79.4%	$450.8	32.5%	$272.6	19.7%	$369.1	$366.4	$0.61	5.2%
Discontinued operations	246.4	(2.5)	57.7	(1.3)	30.6	(1.1)	(12.8)	(1.4)	—	(3.1)
Attributable to noncontrolling interests	—	—	—	—	—	—	—	1.3	—	—
Total attributable to Edwards Lifesciences Corporation	1,632.3	76.9%	508.5	31.2%	303.2	18.6%	356.3	366.3	0.61	2.1%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	—	—	—	—	8.1	6.5	0.01	0.3
Amortization of intangible assets	—	0.2	—	—	—	—	2.0	1.7	—	—
Separation costs	—	—	—	—	—	—	79.7	50.4	0.08	6.0
Adjusted	$1,632.3	77.1%	$508.5	31.2%	$303.2	18.6%	$446.1	$424.9	$0.70	8.4%

	Three Months Ended June 30, 2023
	Net Sales	Gross Profit Margin	Selling, General and Administrative	Selling, General and Administrative as % of Sales	Research and Development	Research and Development as % of Sales	Operating Income	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$1,295.5	80.2%	$410.4	31.7%	$243.7	18.8%	$263.5	$254.2	$0.42	7.6%
Discontinued operations	234.7	(2.6)	58.3	(1.1)	26.6	(1.1)	63.7	51.3	0.08	2.1
Attributable to noncontrolling interests	—	—	—	—	—	—	—	1.6	—	—
Total attributable to Edwards Lifesciences Corporation	1,530.2	77.6%	468.7	30.6%	270.3	17.7%	327.2	307.1	0.50	9.7%
Non-GAAP adjustments: (A) (B)
Intellectual property agreement	—	—	—	—	—	—	139.0	111.7	0.19	2.8
Certain litigation expenses	—	—	—	—	—	—	8.9	7.0	0.01	0.3
Change in fair value of contingent consideration liabilities	—	—	—	—	—	—	(26.9)	(24.8)	(0.04)	0.2
Amortization of intangible assets	—	0.1	—	—	—	—	1.3	1.0	—	0.1
Adjusted	$1,530.2	77.7%	$468.7	30.6%	$270.3	17.7%	$449.5	$402.0	$0.66	13.1%

	Six Months Ended June 30, 2024
	Net Sales	Gross Profit Margin	Selling, General and Administrative	Selling, General and Administrative as % of Sales	Research and Development	Research and Development as % of Sales	Operating Income	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$2,732.8	78.7%	$883.6	32.3%	$530.4	19.4%	$720.2	$693.1	$1.15	8.8%
Discontinued operations	497.7	(2.3)	114.6	(1.4)	58.0	(1.2)	23.6	22.9	0.04	(0.3)
Attributable to noncontrolling interests	—	—	—	—	—	—	—	2.2	—	—
Total attributable to Edwards Lifesciences Corporation	3,230.5	76.4%	998.2	30.9%	588.4	18.2%	743.8	718.2	1.19	8.5%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	—	—	—	—	17.0	13.9	0.02	0.1
Amortization of intangible assets	—	0.1	—	—	—	—	3.4	2.9	—	—
Separation costs	—	—	—	—	—	—	121.0	87.2	0.15	2.6
Adjusted	$3,230.5	76.5%	$998.2	30.9%	$588.4	18.2%	$885.2	$822.2	$1.36	11.2%

	Six Months Ended June 30, 2023
	Net Sales	Gross Profit Margin	Selling, General and Administrative	Selling, General and Administrative as % of Sales	Research and Development	Research and Development as % of Sales	Operating Income	Net Income Attributable to Edwards Lifesciences Corporation	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$2,533.2	80.4%	$792.4	31.3%	$478.5	18.9%	$601.2	$556.4	$0.91	10.6%
Discontinued operations	456.6	(2.9)	112.6	(1.0)	53.0	(1.1)	114.4	89.6	0.15	1.8
Attributable to noncontrolling interests	—	—	—	—	—	—	—	1.6	—	—
Total attributable to Edwards Lifesciences Corporation	2,989.8	77.5%	905.0	30.3%	531.5	17.8%	715.6	647.6	1.06	12.4%
Non-GAAP adjustments: (A) (B)
Intellectual property agreement	—	—					176.0	142.2	0.24	1.4
Certain litigation expenses	—	—					15.4	12.3	0.02	0.1
Change in fair value of contingent consideration liabilities	—	—					(26.2)	(24.2)	(0.04)	0.1
Amortization of intangible assets	—	0.1					2.8	2.3	—	—
Adjusted	$2,989.8	77.6%	$905.0	30.3%	$531.5	17.8%	$883.6	$780.2	$1.28	14.0%

(A)See description of non-GAAP adjustments under "Non-GAAP Financial Information."
(B)The tax effect on non-GAAP adjustments is calculated based upon the impact of the relevant tax jurisdictions’ statutory tax rates on the Company’s estimated annual effective tax rate, or discrete rate in the quarter, as applicable. The impact on the effective tax rate is reflected on each individual non-GAAP adjustment line item.

RECONCILIATION OF GAAP OPERATING CASH FLOW TO ADJUSTED FREE CASH FLOW

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$371.5	$33.6	$318.0	$347.7
Capital expenditures	(85.4)	(47.9)	(150.7)	(109.4)
Tax deposit	—	—	305.1	—
Separation cost payments	46.7	—	66.6	—
Intellectual property agreement	—	300.0	—	300.0
Adjusted Free Cash Flow (A)	$332.8	$285.7	$539.0	$538.3

(A)See description of "Adjusted Free Cash Flow" under "Non-GAAP Financial Information."

RECONCILIATION OF SALES BY PRODUCT GROUP AND REGION

					2023 Adjusted
Sales by Product Group (QTD)	2Q 2024	2Q 2023	Change	GAAP Growth Rate*	FX Impact	2Q 2023 Adjusted Sales	Constant Currency Growth Rate *
Transcatheter Aortic Valve Replacement	$1,038.6	$991.6	$47.0	4.7%	$(10.4)	$981.2	5.8%
Transcatheter Mitral and Tricuspid Therapies	83.0	47.6	35.4	74.7%	—	47.6	74.7%
Surgical Structural Heart	264.3	256.3	8.0	3.1%	(3.6)	252.7	4.6%
Total Sales from Continuing Operations	$1,385.9	$1,295.5	$90.4	7.0%	$(14.0)	$1,281.5	8.1%
Sales from Discontinued Operations	246.4	234.7	11.7	5.0%	(3.6)	231.1	6.7%
Total Sales	$1,632.3	$1,530.2	$102.1	6.7%	$(17.6)	$1,512.6	7.9%

					2023 Adjusted
Sales by Product Group (YTD)	YTD 2Q 2024	YTD 2Q 2023	Change	GAAP Growth Rate*	FX Impact	YTD 2Q 2023 Adjusted Sales	Underlying Growth Rate *
Transcatheter Aortic Valve Replacement	$2,046.5	$1,939.5	$107.0	5.5%	$(12.5)	$1,927.0	6.2%
Transcatheter Mitral and Tricuspid Therapies	155.9	89.2	66.7	74.9%	0.7	89.9	73.5%
Surgical Structural Heart	530.4	504.5	25.9	5.1%	(5.0)	499.5	6.2%
Total	$2,732.8	$2,533.2	$199.6	7.9%	$(16.8)	$2,516.4	8.6%
Sales from Discontinued Operations	497.7	456.6	41.1	9.0%	(5.9)	450.7	10.4%
Total Sales	$3,230.5	$2,989.8	$240.7	8.1%	$(22.7)	$2,967.1	8.9%

					2023 Adjusted
Sales by Region (QTD) - Continuing Operations	2Q 2024	2Q 2023	Change	GAAP Growth Rate*	FX Impact	2Q 2023 Adjusted Sales	Constant Currency Growth Rate *
United States	$816.8	$761.9	$54.9	7.2%	$—	$761.9	7.2%
Europe	335.6	301.9	33.7	11.2%	0.1	302.0	11.1%
Japan	87.4	94.1	(6.7)	(7.2)%	(12.1)	82.0	6.5%
Rest of World	146.1	137.6	8.5	6.2%	(2.0)	135.6	7.7%
Outside of the United States	569.1	533.6	35.5	6.7%	(14.0)	519.6	9.5%
Total	$1,385.9	$1,295.5	$90.4	7.0%	$(14.0)	$1,281.5	8.1%

					2023 Adjusted
Sales by Region (YTD) - Continuing Operations	YTD 2Q 2024	YTD 2Q 2023	Change	GAAP Growth Rate*	FX Impact	YTD 2Q 2023 Adjusted Sales	Underlying Growth Rate *
United States	$1,609.7	$1,487.0	$122.7	8.3%	$—	$1,487.0	8.3%
Europe	665.3	598.6	66.7	11.2%	7.3	605.9	9.8%
Japan	174.1	182.8	(8.7)	(4.7)%	(21.1)	161.7	7.7%
Rest of World	283.7	264.8	18.9	7.1%	(3.0)	261.8	8.4%
Outside of the United States	1,123.1	1,046.2	76.9	7.3%	(16.8)	1,029.4	9.1%
Total	$2,732.8	$2,533.2	$199.6	7.9%	$(16.8)	$2,516.4	8.6%

					2023 Adjusted
Sales by Region (QTD) - Discontinued Operations	2Q 2024	2Q 2023	Change	GAAP Growth Rate*	FX Impact	2Q 2023 Adjusted Sales	Constant Currency Growth Rate *
United States	$149.1	$133.4	$15.7	11.8%	$—	$133.4	11.8%
Europe	36.9	34.3	2.6	7.7%	0.2	34.5	7.4%
Japan	19.4	23.9	(4.5)	(18.8)%	(3.0)	20.9	(6.9)%
Rest of World	41.0	43.1	(2.1)	(5.1)%	(0.8)	42.3	(3.0)%
Outside of the United States	97.3	101.3	(4.0)	(4.0)%	(3.6)	97.7	(0.3)%
Total	$246.4	$234.7	$11.7	5.0%	$(3.6)	$231.1	6.7%

					2023 Adjusted
Sales by Region (YTD) - Discontinued Operations	YTD 2Q 2024	YTD 2Q 2023	Change	GAAP Growth Rate*	FX Impact	YTD 2Q 2023 Adjusted Sales	Underlying Growth Rate *
United States	$296.9	$257.4	$39.5	15.4%	$—	$257.4	15.3%
Europe	75.0	68.7	6.3	9.2%	1.1	69.8	7.4%
Japan	43.5	49.3	(5.8)	(11.7)%	(5.6)	43.7	(0.5)%
Rest of World	82.3	81.2	1.1	1.3%	(1.4)	79.8	3.1%
Outside of the United States	200.8	199.2	1.6	0.8%	(5.9)	193.3	3.9%
Total	$497.7	$456.6	$41.1	9.0%	$(5.9)	$450.7	10.4%

* Numbers may not calculate due to rounding.